EXHIBIT 21.1

 SUBSIDIARIES OF RADIO ONE, INC.

As of December 31, 2015

Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Radio One, Inc. and is the licensee of the following stations:

KBFB-FM	WFXC-FM	WOL-AM	WUMJ-FM
KBXX-FM	WFXK-FM	WOLB-AM	WWIN-AM
KMJQ-FM	WHHL-FM	WPHI-FM	WWIN-FM
KROI-FM	WHTA-FM	WPPZ-FM	WYCB-AM
KSOC-FM	WKJM-FM	WPRS-FM	W275BK
WAMJ-FM	WKJS-FM	WPZZ-FM	W281AW
WCDX-FM	WKYS-FM	WQOK-FM
WERQ-FM	WMMJ-FM	WRNB-FM
WFUN-FM	WNNL-FM	WTPS-AM

Bell Broadcasting Company, LLC (“Bell”), a Michigan limited liability company, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Detroit, LLC (“Radio One of Detroit”) is a Delaware limited liability company, the sole member of which is Bell. Radio One of Detroit is the licensee of the following stations:

WCHB-AM	WDMK-FM	WPZR-FM	W260CB

Radio One of Charlotte, LLC (“Radio One of Charlotte”), a Delaware limited liability company, the sole member of which is Radio One, Inc., is a restricted subsidiary of Radio One, Inc.  Charlotte Broadcasting, LLC (“Charlotte Broadcasting”) is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC (“Radio One of North Carolina”) is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following stations:

WPZS-FM

WQNC-FM

Gaffney Broadcasting, LLC (“Gaffney Broadcasting”) is a South Carolina limited liability company, the sole member of which is Charlotte Broadcasting. Gaffney Broadcasting is the licensee of the following station:

WOSF-FM

Radio One of Boston, Inc. (“Radio One of Boston”), a Delaware corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Boston Licenses, LLC (“Boston Licenses”) is a Delaware limited liability company, the sole member of which is Radio One of Boston. Boston Licenses is the licensee of the following station:

WILD-AM

Blue Chip Broadcasting, Ltd. (“BCB Ltd.”), an Ohio limited liability company, the sole member of which is Radio One, Inc., and which is a restricted subsidiary of Radio One, Inc. Blue Chip Broadcasting Licenses, Ltd. (BC Licenses”) is an Ohio limited liability company, the sole member of which is BCB Ltd. BC Licenses is the licensee of the following stations:

WIZF-FM	WOSL-FM	WDBZ-AM
WENZ-FM	WCKX-FM	WBMO-FM
WERE-AM	WJMO-AM	WZAK-FM

Radio One of Texas II, LLC, a Delaware limited liability company, the sole member of which is Radio One, Inc., and it is a restricted subsidiary of Radio One, Inc.

Radio One of Indiana, L.P. is a Delaware limited partnership. Radio One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Charlotte Broadcasting, LLC is the limited partner and 1% owner of Radio One of Indiana, L.P. Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:

WDNI-CD	WHHH-FM	WTLC-AM
WTLC-FM	WNOW-FM

Satellite One, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc.

New Mableton Broadcasting Corporation, a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc. and is the licensee of the following station:

WPZE-FM

Radio One Cable Holdings, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Radio One, Inc.  Radio One Cable Holdings, LLC holds a 99.6% interest in TV One, LLC, a Delaware limited liability company.

Radio One Media Holdings, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc. Radio One Media Holdings, LLC owns 80.0% of the common stock of Reach Media, Inc., a Texas corporation.

Radio One Distribution Holdings, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc. Radio One Distribution Holdings, LLC is the sole member of Distribution One, LLC is a Delaware limited liability company.

Interactive One, Inc., a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc. and the sole member of Interactive One, LLC.

Interactive One, LLC, is a Delaware limited liability company, the sole member of which is Interactive One, Inc.

Radio One Urban Network Holdings, LLC, is a Delaware limited liability company, the sole member of which is Radio One, Inc.

Radio One Entertainment Holdings, LLC, is a Delaware limited liability company, the sole member of which is Radio One, Inc.

IO Acquisition Sub, LLC, is a Delaware limited liability company, the sole member of which is Radio One, Inc.

RO One Solution, LLC, is a Delaware limited liability company, the sole member of which is Radio One, Inc.